Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of October 12, 2021 by and between (i) Reddington Partners LLC, a California limited liability company (the “Purchaser”), and (ii) EKIMAS Corporation, a Delaware corporation (the “Company”). The Purchaser and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS:

A. The Company is authorized to issue 50,000,000 shares of Company’s common capital stock (the “Common Stock”), and as of the date hereof: (i) 28,262,371 shares of the Common Stock are issued and outstanding; (ii) 151,379 shares of Common Stock are in treasury or have been retired; and (iii) 450,000 shares of the Company Common Stock are reserved for grant pursuant to the Company’s 2017 Non-Qualified Equity Incentive Plan. The Purchaser desires to purchase and the Company desires to issue at the First Closing (defined below), the remaining authorized and unissued shares of the Common Stock in the amount of 21,136,250 shares plus the shares of Common Stock in treasury of 151,379.

B. At the First Closing, certain stockholders of the Company (the “Principal Stockholders”) will enter into a Voting Agreement in the form attached hereto as Exhibit A with the Purchaser, granting the Purchaser the right to vote the Principal Stockholders’ 4,434,200 shares of Company Common Stock.

C. Promptly following the First Closing, the Company shall effect a 50:1 reverse stock split, without reducing the number of authorized shares (the “Reverse Split”). After the effectiveness of the reverse stock split, the Purchaser will purchase at the Second Closing (defined below) an additional number of shares of Company Common Stock such that after the issuance thereof Reddington shall own 90% of the total issued and outstanding shares of Common Stock.

D. Certain capitalized terms used herein are defined in Article XII hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I

PURCHASE AND SALE

1.1 Purchase and Sale. At the First Closing, Purchaser will purchase from the Company 21,136,250 newly issued restricted shares of Common Stock and 151, 379 shares of Common Stock in treasury (the “First Tranche Shares”). At the Second Closing, the Purchaser will purchase an additional number shares of Company Common Stock, after giving effect to the Reverse Split (the “Second Tranche Shares”; together with the First Tranche Shares, the “Shares”) such that after the issuance thereof Reddington shal own 90% of the total issued and outstanding shares of Common Stock.

1.2 Purchase Price. The aggregate purchase price for the Shares (the “Purchase Price”) shall be $400,000.

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Article II

CLOSINGS

2.1 First Closing.

(a) Subject to and conditional upon the satisfaction or waiver of the applicable Closing conditions, the consummation of the purchase and sale of the First Tranche Shares (the “First Closing”) shall take place on the second Business Day after all the applicable Closing conditions to this Agreement have been satisfied or waived at 10:00 am Los Angeles time, or at such other date, time or place as the Purchaser and the Company may agree (the date and time at which the First Closing is actually held being the “First Closing Date”). The Parties need not be physically present at the First Closing and may participate telephonically.

(b) At the First Closing, the Purchaser shall pay the Company $200,000 of the Purchase Price. $100,000 of such amount shall be immediately deposited into the Company’s Citizens Bank Account No. 1403508094 (the “Current Bank Account”) and used solely by the Company to satisfy accrued and outstanding liabilities of the Company as of the First Closing Date. The authorized signatory of the Current Bank Account (the “Authorized Signatory”) may not be changed after the First Closing until the Second Closing, during which time period the Authorized Signatory shall have full and irrevocable authority to satisfy all such liabilities. The Company shall provide the Purchaser one Business Day preceding the First Closing a schedule of the estimated liabilities to be paid, indicating the payees, amounts and dates of payment, but such schedule shall not be conclusive but just a good faith estimate.

(c) The $100,000 balance of the consideration for the First Tranche Shares shall be deposited into a second Company bank account at an institution of the Purchaser’s choosing (the “New Bank Account”) with a signatory designated solely by the Purchaser and be used for working capital purposes that include, but are not limited to, operating expenses, accounting, legal, transfer agent, taxes, regulatory, proxy solicitation, distribution of proxy and information statements, and any other expenses necessary to maintain listing of the Company on the OTC Pink tier and other necessary costs to maintain the operations of the Company as a shell company that complies with all SEC, FINRA, OTC and other regulatory requirements, and to cover all expenses of the Company, the Purchaser, the Principal Stockholders and the Representative associated with the consummation of the transactions contemplated by this Agreement and the Ancillary Documents (the “Transactions”), including all legal, regulatory and accounting fees and related expenses (collectively, the “Purchaser Expenses”). The Company shall commence paying Purchaser Expenses on the First Closing Date.

(d) At the First Closing, the Purchaser shall also deposit the remainder of the Purchase Price (“Escrow Funds”) into an escrow account (“Escrow”) with Sutter Seurities, as escrow agent (the “Escrow Agent”) pursuant to the Escrow Agreement attached hereto as Exhibit B, to be released at the Second Closing or as otherwise provided in this Agreement The Escrow Funds may not be released from Escrow without the signature of the Company (as controlled by Purchaser) and the Michael Adams, as representative of the Principal Stockholders (the “Representative”).

(e) In the event the funds retained in the Current Bank Account as of the First Closing Date are not sufficient to satisfy all liabilities as of the First Closing Date, the Purchaser, Company and Representative shall cause Escrow Funds to be released and used to pay any such remaining liabilities existing as of the First Closing, on or before the Second Closing which are not Purchaser Expenses, and any remaining funds after payment of such liabilities shall be paid to the Company. Any Purchaser Expenses shall be paid solely by the Company through the New Bank Account. For avoidance of doubt, any and all Purchaser Expenses and liabilities of the Company incurred after the First Closing, shall not be satisfied with Escrow Funds or from the Current Account, but only from other Company sources including the New Bank Account.

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2.2 Second Closing.

(a) Subject to and conditional upon the satisfaction or waiver of the applicable Closing conditions, the purchase and sale of the Second Tranche Shares (the “Second Closing”; together with the First Closing, the “Closings”) shall take place on the second Business Day after all the applicable Closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. Los Angeles time, or at such other date, time or place as the Purchaser and the Company may agree (the date and time at which the Second Closing is actually held being the “Second Closing Date”; together with the First Closing Date, the “Closing Dates”). The Parties need not be physically present at the Second Closing and may participate telephonically.

(b) At the Second Closing, the balance of funds in the Current Account and all Escrow Funds, after application in accordance with Section 2.1, shall be released from Escrow, combined and used solely for a special one-time cash distribution (the “Special Distribution”) by the Company, through a paying agent reasonably satisfactory to the Purchaser, to only those Company shareholders of record as of the date one day prior to the First Closing, net of any costs of associated with making the Special Distribution. Purchaser and its Affiliates expressly waive any right to participate in the Special Distribution with respect to any Shares or otherwise. The Company, through the New Bank Account, shall either promptly pay (or to the extent paid from any account other than the New Bank Account, reimburse into the Current Account for inclusion in the Special Distribution) any outstanding Purchaser Expenses. The Authorized Signatory shall also cause the Current Bank Account to be closed pursuant to a Board resolution to be provided by the Company, in a form satisfactory to the Purchaser.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser on the date hereof (the “the Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer the Company represents and warrants to the Purchaser, as of the date hereof and as of each Closing, as follows:

3.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the state of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where such failure to be so qualified, would not reasonably be expected to have a Material Adverse Effect on the Company. would not have a material adverse effect. The Company has heretofore made available to the Purchaser accurate and complete copies of the Organizational Documents of the Company, as currently in effect. The Company is not in violation, in any material respect, of any provision of its Organizational Documents.

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3.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Company’s obligations hereunder and thereunder and to consummate the Transactions contemplated by the First Closing. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated by the First Closing (a) have been duly and validly authorized by the board of directors of the Company, and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated by the First Closing. This Agreement has been, and each Ancillary Document to which the Company is a party shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

3.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement and each Ancillary Document to which it is a party or the consummation by the Company of the Transactions contemplated by the First Closing, other than (a) such filings as contemplated by this Agreement, (b) any filings required with FINRA or the SEC with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (d) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Company.

3.4 Non-Contravention. The execution and delivery by the Company of this Agreement and each Ancillary Document to which it is a party, the consummation by the Company of the Transactions contemplated by the First Closing, and compliance by the Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any the Company Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Company.

3.5 Capitalization

(a) The Company is authorized to issue 50,000,000 shares of the Company Common Stock. The issued and outstanding shares of the Company Common Stock as of the date of this Agreement are set forth on Schedule 3.5(a). All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision under the Delaware General Corporation Law, as then applicable, the Company Charter or any Contract to which the Company is a party. None of the outstanding Company Common Stock has been issued in violation of any applicable securities Laws. The Company has no Subsidiaries.

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(b) There are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of the Company or (B) obligating the Company to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders agreements, voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of any shares of the Company.

3.6 Indebtedness. Except as otherwise set forth in the balance sheet of the Company, dated October 11, 2021 (the “Closing Date Balance Sheet”), immediately prior to the Closing, the Purchaser will not have any Indebtedness.

3.7 SEC Filings and Company Financials

(a) The Company, since January 1, 2018, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “SEC Reports”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements and notes contained or incorporated by reference in the SEC Reports (the “Company Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Company at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c) Except as and to the extent reflected or reserved against in the Company Financials, the Company has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Company Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the Company’s formation in the ordinary course of business.

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3.8 Shell Company. The Company is a shell company and except as otherwise shown on the Closing Date Balance Sheet, has (a) no assets or liabilities as of the Closing Date, (b) other than as described on Schedule 3.8, since May 12, 2015, conducted no business other than the public offering of its securities (and the related private offerings), public reporting and related activities.

3.9 Compliance with Laws. The Company is, and has since January 1, 2018, been, in compliance in all material respects with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Company, and the Company has not received since January 1, 2018, written notice alleging any violation of applicable Law in any material respect by the Company.

3.10 Actions; Orders; Permits. There is no pending or, to the Knowledge of the Company, threatened material Action to which the Company is subject which would reasonably be expected to have a Material Adverse Effect on the Company. There is no material Action that the Company has pending against any other Person. The Company is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Company holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Company.

3.11 Taxes and Returns.

(a) The Company has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it for the tax years 2017 and later, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established in accordance with GAAP. There are no audits, examinations, investigations or other proceedings pending against the Company in respect of any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the Company’s assets, other than Permitted Liens. The Company has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b) Since January 1, 2018, the Company has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

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3.12 Employees and Employee Benefit Plans. The Company does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.13 Properties. The Company does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The Company does not own or lease any material real property or Personal Property.

3.14 Material Contracts. Except as set forth on Schedule 3.14, other than this Agreement and the Ancillary Documents, there are no Contracts to which the Company is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $1,000, (ii) may not be cancelled by the Company on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Company as its business is currently conducted, any acquisition of material property by the Company, or restricts in any material respect the ability of the Company from engaging in business as currently conducted by it or from competing with any other Person (each, a “Company Material Contract”). All Company Material Contracts have been filed as exhibits to the SEC Reports.

3.15 Transactions with Affiliates. Except as set forth on Schedule 3.15, there are no material contracts or arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the Company and any (a) present or former director, officer or employee or Affiliate of the Company, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Company’s outstanding capital stock as of the date hereof.

3.16 Finders and Brokers. Except as set forth on Schedule 3.16, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company, the Company or any of their respective Affiliates in connection with the Transactions based upon arrangements made by or on behalf of the Company.

3.17 Ownership of Shares. All Shares to be issued and delivered to the Purchaser at the First Closing as in accordance with Article I shall be, upon issuance and delivery of such Company Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws and any Liens incurred by the Company, and the issuance and sale of such Company Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.18 Independent Investigation. Purchaser acknowledges and agrees that in making its determination to proceed to acquire the Shares and to procced with the Transactions contemplated by this Agreement it has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, obligations, properties and projected operations of the Company, and Purchaser has relied solely on the results of its own independent investigation and the representations and warranties of the Company and the Principal Stockholders expressly and specifically set forth in Articles IV (collectively, the “Express Representations”). The Express Representations constitute the sole and exclusive representations and warranties of or regarding the Company made to Purchaser in connection with the Transactions contemplated hereby, and on which Purchaser is relying to consummate the transactions, and Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, assets or liabilities of the Company or the quality, quantity or condition of the Company) whether in writing, orally or otherwise, affirmatively or implied by omission, made by or on behalf of or imputed to the Company or its representatives or any of their Affiliates or agents are specifically disclaimed by the Company. Accordingly, Purchaser expressly disclaims reliance on any extra contractual representations or omissions of any kind or nature outside of the Express Representations in connection with the negotiation, execution or performance of this Agreement or any Ancillary Agreements.

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Article IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in the disclosure schedules delivered by the Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Purchaser hereby represents and warrants to the Company, as of the date hereof and as of each Closing, as follows:

4.1 Organization and Standing. The Purchaser is a California limited liability company and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Purchaser has heretofore made available to the Company accurate and complete copies of the Organizational Documents of the Purchaser, as currently in effect. The Purchaser is not in violation of any provision of its Organizational Documents.

4.2 Authorization; Binding Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Purchaser’s obligations hereunder and thereunder and to consummate the Transactions. This Agreement has been, and each Ancillary Document to which the Purchaser is a party shall be when delivered, duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

4.3 Subsidiaries. The Purchaser does not own, of record or beneficially, or control any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same, in any corporation, partnership, limited liability company, joint venture, association or other entity.

4.4 Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser of this Agreement or any Ancillary Documents or the consummation by the Purchaser of the Transactions other than such filings as are expressly contemplated by this Agreement and (b) pursuant to Antitrust Laws.

4.5 Non-Contravention. The execution and delivery by the Purchaser of this Agreement and each Ancillary Document to which the Purchaser is a party or otherwise bound, and the consummation by the Purchaser of the Transactions and compliance by the Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.4 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any material contract of the Purchaser.

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4.6 Litigation. There is no (a) Action of any nature pending or, to the Purchaser’s Knowledge, threatened, nor is there any reasonable basis for any Action to be made (and no such Action has been brought or, to the Purchaser’s Knowledge, threatened); or (b) Order pending now or rendered by a Governmental Authority, in either case of (a) or (b) by or against the Purchaser, its members, its business, equity securities or assets.

4.7 No Brokers. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or charges or any similar charges in connection with this Agreement or any Transactions.

4.8 Investment Representations. The Purchaser understands that the Shares have not been and will not be registered under the Securities Act, or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or unless an exemption from such registration is available. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that (a) there is no assurance that any exemption from registration or qualification will be available, and (b) if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Shares which are outside of the Purchaser’s control (including without limitation any current public information requirements of Rule 144 promulgated under the Securities Act or any similar or successor rule or regulation), and which the Company is under no obligation and may not be able to satisfy, and therefore that there is no assurance that any such exemption will allow the Purchaser to dispose of, or otherwise transfer, all or any portion of the Shares.

4.9 Legends. The Purchase understands that the Shares and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHOCATION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHOCATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

4.10 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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Article V

COVENANTS

5.1 Access and Information. The Company shall give, and shall direct its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Company, as the Purchaser or its Representatives may reasonably request regarding the Company, and its businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company.

5.2 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means a transaction (other than the Transactions) concerning the sale of (x) all or any material part of the business or assets of the Company (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Company, in any case, whether such transaction takes the form of a sale of shares or other equity, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise.

(b) In order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the Transactions, the Company shall not, and shall cause its Representatives to not, without the prior written consent of the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding the Company or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which the Company is a party.

(c) The Company shall notify the Purchaser as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by the Company or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to the Company or its Affiliates, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. The Company shall keep the Purchaser promptly informed of the status of any such inquiries, proposals, offers or requests for information. The Company shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

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5.3 Notification of Certain Matters. Each of the Parties shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the Transactions or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the Transactions; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the Transactions. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

5.4 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings. In addition to the foregoing, from and after the date of the First Closing, and until the full consummation of the Second Closing and the full payment of the Special Distribution has been effectuated, the Purchaser and the Company shall, and the Purchaser shall, and as the controlling shareholder of the Company, cause the Company:

(a) to be operated in the ordinary course of business and not to incur any material obligation, liability or Indebtedness, including Indebtedness convertible into capital stick, to enter into any contractual obligations, other than Expenses or in connection with the Transactions;

(b) to promptly effectuate the Reverse Split and to take all actions necessary or advisable in connection therewith, including voting all acquired Shares in favor of the Reverse Split and all resolutions and actions necessary to consummate the Transactions;

(c) to satisfy all liabilities of the Company as of the First Closing Date as contemplated in this Agreement and to pay all Purchaser Expenses, as they are incurred;

(d) other than the Reverse Split or as necessary in connection with the acquisition of the Second Tranche Shares as part of the Transactions, not to issue, sell, transfer or redeem any shares of capital stock of the Company, warrants, options, or instruments convertible into shares of capital stock, or not to attempt to effectuate any other changes in the capitalization of the Company; and

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(e) not to enter into any agreement with respect to or effectuate (i) any merger of the Company with any other Person, (ii) any sale of assets of the Company, or (iii) any secondary sale or transfer of the Shares or other shares of Company capital stock.

5.5 Public Announcements and Filings.

(a) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”).

(b) Promptly after the issuance of the Signing Press Release, the Company shall file a current report on Form 8-K (the “8-K”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Purchaser shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such 8-K in any event no later than the third (3rd) Business Day after the execution of this Agreement).

(c) The Parties shall mutually agree upon and, as promptly as practicable after the First Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “First Closing Press Release”). Promptly after the issuance of the First Closing Press Release, the Company shall file a current report on Form 8-K (the “First Closing Filing”) with the First Closing Press Release and a description of the First Closing as required by Federal Securities Laws which the Purchaser shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing.

(d) The Parties shall mutually agree upon and, as promptly as practicable after the Second Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Second Closing Press Release”).

(e) The Parties shall mutually agree upon and, as promptly as practicable after the Second Closing (but in any event within three (3) days thereafter), file a current report on Form 8-K reporting a change in control of the Company and a Rule 14f-1 Information Statement (the “14f Filing”). In addition, those directors and officers or other insiders or Affiliates who will no longer have such status as a result of this Agreement and the Transactions, shall file final Form 4’s with the SEC within two (2) days following the effective date of the 14f Filing as to all current directors.

(f) The Parties shall mutually agree upon and, as promptly as practicable after the First Closing, file an information statement on a Schedule 14C with the SEC with respect to the Reverse Split and mail such Schedule 14C to the shareholders of the Company (the “Schedule 14C”).

(g) In connection with the preparation of the Signing Press Release, the 8-K, the First Closing Filing, the First Closing Press Release, the Second Closing Press Release, the 14f Filing, the Schedule 14C or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective managers, members, directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the Transactions.

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(h) The Company, with the funds in the New Bank Account, shall be solely responsible for the costs and expenses relating to the Signing Press Release, the 8-K, the First Closing Press Release, the Second Closing Press Release, the Closing Filing, the 14f Filing, the Schedule 14C and related documents, instruments or filings. The Company shall be responsible for any Form 10-K or Form 10-Q filing, and any related documents, instruments or filings due to be filed with the SEC on or before the Second Closing Date.

5.6 Confidential Information. The Parties hereby agree that in the event this Agreement is terminated in accordance with this Agreement, for a period of two (2) years after such termination, they shall, and shall cause their Representatives to: (i) treat and hold in strict confidence any Confidential Information, and will not use for any purpose (except in connection with the consummation of the Transactions or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Confidential Information without the other Party’s prior written consent; and (ii) in the event that either Party or its Affiliates or Representatives, in the event this Agreement is terminated in accordance with this Agreement, for a period of two (2) years after such termination, becomes legally compelled to disclose any Confidential Information, (A) provide the other Party with prompt written notice of such requirement so that that Party or an Affiliate thereof may seek a protective Order or other remedy or waive compliance with this Section 5.6, and (B) in the event that such protective Order or other remedy is not obtained, or the relevant Party waives compliance with this Section 5.6, furnish only that portion of such Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information. In the event that this Agreement is terminated and the Transactions are not consummated, the Parties shall, and shall cause their Affiliates and Representatives to, promptly deliver to the other Party any and all copies (in whatever form or medium) of Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

5.7 Officer Liability. For a period of six (6) years after the Closing, Purchaser shall not, and shall not permit the Company to, amend, repeal or otherwise modify any provision in the Company’s certificate of incorporation, bylaws or equivalent governing documents (collectively, the “Company Governing Documents”) in any manner that would adversely affect in any material respect the exculpation or indemnification rights of any members, managers and/or officers of the Company (the “Management Indemnitees”) with respect to acts or omissions occurring prior to the Closing Date existing in such Company Governing Documents as of immediately prior to the date hereof and made available to Purchaser (unless required by Law), it being the intent of the parties that the directors officers of the Company shall continue to be entitled to such exculpation and indemnification for any acts or omissions occurring immediately prior to the First Closing Date to the fullest extent permitted by Law. The Management Indemnitees are express and intended third-party beneficiaries of the provisions of this Section 5.7 and shall be entitled to independently enforce the terms hereof as if such Management Indemnitee were a Party to this Agreement. The obligations of the Company under this Section 5.7 will not be terminated or modified in such a manner as to adversely affect any Person to whom this Section 5.7 applies without the consent of such affected Person. In the event Purchaser, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving limited liability company or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case Purchaser and the Company shall use reasonable best efforts to provide that the successors and assigns of Purchaser or the Company, as the case may be, shall assume the obligations set forth in this Section 5.7.

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5.8 Control of Privilege Provisions. As it relates to the attorney-client and related privileges under all applicable law which exists or may exist between the Company and Company Counsel for the period on or prior to the Closings, the parties mutually agree as follows:

(a) The Company and Purchaser acknowledges that Company Counsel has represented the Company, the Principal Stockholders and their Affiliates in connection with the Transactions contemplated by this Agreement. Accordingly, the parties agree that from and after the Closings, any attorney-client privilege, attorney work-product protection, expectation of client confidence and all other similar privileges, protections and duties arising under applicable Laws or the rules of professional responsibility and conduct in any applicable jurisdiction and attaching as a result of Company Counsel’s joint representation of the Company, the Principal Stockholders and their respective Affiliates in connection with the Transactions contemplated hereby, and all information and documents covered by such privileges, protections and duties, shall be deemed separated from and after the Closings into two categories: (a) communications related to the transactions contemplated by this Agreement (the “Principal Stockholder Controlled Communications”) and (b) communications related to general business matters unrelated to the Transactions contemplated hereby. The Principal Stockholder Controlled Communications shall belong to and be controlled by the Principal Stockholder and their Affiliates (excluding the Company and Purchaser) and may be waived only by the Principal Stockholders and their Affiliates (excluding the Company and Purchaser), and not Purchaser or the Company. Purchaser and the Company shall use reasonable best efforts to not take any action to gain access to or otherwise violate the Principal Stockholder Controlled Communications, including accessing emails, electronic exchanges and communications between Company Counsel and the Company for the period prior to the Closings, including accessing any information remaining with the Company after the Closing Dates, whether in written or electronic format.

(b) The Company acknowledges that Company Counsel has acted as counsel for the Principal Stockholders and their Affiliates jointly with the Company, that the scope of the representation by Company Counsel extends only to the Principal Stockholders and their Affiliates, and that, in the event of any post-Closings disputes among the Parties hereto, Principal Stockholders reasonably anticipate that Company Counsel will represent the Principal Stockholders and their Affiliates in such disputes. The Company and hereby consents to Company Counsel’s continued representation of the Principal Stockholders their Affiliates (excluding the Company and Purchaser) in any such post-Closing disputes in which the interests of the Company and Purchaser, on the one hand, and Principal Stockholders or their Affiliates, on the other hand, are adverse, whether or not such matter or dispute is substantially related to one in which Company Counsel may have previously advised the Company. The Company and each Subsidiary hereby waives any conflicts that may arise in connection with such representation.

(c) In the event that a dispute arises between the Company and a third party in which Principal Stockholders or Affiliates are not a named party, Purchaser and the Company shall assert the attorney-client privilege on behalf of the Principal Stockholders or their Affiliates (excluding the Company and Purchaser) to prevent disclosure of Principal Stockholder Controlled Communications; provided, however, that such privilege or protection may be waived only with the prior written consent of the Principal Stockholders or Affiliates (excluding Purchaser, the Company or their Affiliates), as applicable.

(d) Purchaser and the Company consent to the disclosure by Company Counsel to Principal Stockholders and their Affiliates (excluding the Company and Purchaser) of any information learned by Company Counsel in the course of their representation of the Company on or prior to the Closings related to the transactions contemplated in this Agreement, whether or not such information is subject to the attorney-client privilege of the Company and/or Company Counsel’s duty of confidentiality as to the Company and whether or not such disclosure is actually made before or after the Closings.

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Article VI

SURVIVAL

6.1 Survival.

(a) All representations and warranties of the Purchaser contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until and including the date that is 120 days after the Second Closing. All covenants, obligations and agreements of the Purchaser contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished by the Purchaser pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms.

(b) The representations and warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of Company pursuant to this Agreement shall not survive the First Closing, and from and after the First Closing, the Company shall not have any further obligations, nor shall any claim be asserted or action be brought against the Purchaser. The covenants and agreements made by the Company in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the First Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the First Closing (which such covenants shall survive the Closings and continue until fully performed in accordance with their terms).

Article VII

CLOSING CONDITIONS

7.1 Conditions to Obligations of the Company to First Closing. The obligations of the Company to consummate the First Closing are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Purchaser set forth in this Agreement and in any certificate delivered by the Purchaser pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of each Closing Date as if made on such Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser.

(b) Agreements and Covenants. The Purchaser shall have performed in all material respects all of the Purchaser’s obligations and complied in all material respects with all of the Purchaser’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to each Closing Date.

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(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser since the date of this Agreement which is continuing and uncured.

(d) Closing Deliveries.

(i) Officer Certificate. The Purchaser shall have delivered to the Company a certificate, dated the applicable Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.1(a), 7.1(b) and 7.1(c).

(ii) Secretary Certificate. The Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the First Closing Date, (B) the resolutions of the Purchaser’s Manager authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the Transactions, and (C) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Purchaser is or is required to be a party or otherwise bound.

7.2 Conditions to Obligations of the Purchaser to First Closing. The obligations of the Purchaser to consummate the First Closing are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by the Company, shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the First Closing Date as if made on the First Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company.

(b) Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the First Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company since the date of this Agreement which is continuing and uncured.

(d) First Closing Deliveries.

(i) Officer Certificate. The Purchaser shall have received a certificate from the Company, dated as the First Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 1.1(b) and 1.1(c).

(ii) Secretary Certificate. The Company shall have delivered to the Purchaser a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the First Closing Date (immediately prior to the First Closing), and (B) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

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(iii) Voting Agreements. The Voting Agreement shall have been duly executed and delivered to the Purchaser by the Principal Stockholders.

(e) Resignations and Elections. The Company shall have obtained and deliver to the Company at or prior to the First Closing the resignation of each officer of the Purchaser and board resolutions of the Purchaser appointing, effective at the First Closing, a designated representative of the Purchaser as President and sole Director.

(f) Outstanding Shares. The Company will have no more than 28,262,371 outstanding shares of Company Common Stock and no shares of preferred stock outstanding at the First Closing. The Company will have no more than 450,000 shares of Company Common Stock reserved for future grant and issuance pursuant to the 2017 Non-Qualified Equity Incentive Plan of the Company at the First Closing; and no options will be granted prior to the First Closing or outstanding as of the First Closing.

7.3 Conditions to Obligations of the Purchaser to Second Closing. The obligations of the Purchaser to consummate the Second Closing are subject only to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a) Reverse Split. The Reverse Split shall have been effectuated and the Company’s transfer agent, FINRA, CUSIP and DTC shall have been made and approved in connection with the Reverse Split.

7.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates failure to comply with or perform any of its covenants or obligations set forth in this Agreement. In addition to the foregoing, from and after the First Closing, Purchaser, as the controlling shareholder of the Company, may not cause the Company to breach its obligations to consummate the Second Closing.

ARTICLE VIII

TERMINATION AND EXPENSES

8.1 Termination prior to First Closing. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the First Closing as follows:

(a) by mutual written consent of the Purchaser and the Company;

(b) by written notice by the Purchaser or the Company if any of the conditions to the First Closing set forth in Article VII have not been satisfied or waived by October 31, 2021 (the “First Company Date”); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the First Closing to occur on or before the First Company Date;

(c) by written notice by either the Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by the First Closing, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

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(d) by written notice by the Company, if (i) there has been a material breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.1(a) or Section 7.1(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Company or (B) the First Company Date;

(e) by written notice by the Purchaser, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Purchaser or (B) the Company Date; or

(f) by written notice by the Purchaser, if there shall have been a Material Adverse Effect on the Company following the date of this Agreement which is uncured and continuing by the Company Date.

8.2 Termination after the First Closing. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Second Closing as follows:

(a) by mutual written consent of the Principal Stockholders, Purchaser and the Company;

(b) by written notice by the Purchaser and the Company to the Principal Stockholders if the conditions to the Second Closing set forth in Article VII have not been satisfied or waived by December 31, 2021 (the “Second Company Date”); provided, however, the right to terminate this Agreement under this Section 8.2(b) shall not be available to a Party if the breach or violation by such Party of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Second Closing to occur on or before the Second Company Date;

(c) by written notice by the Purchaser to the Company and the Principal Stockholders if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by the Second Closing, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

8.3 Effect of Termination prior to First Closing. This Agreement may only be terminated prior to the First Closing in the circumstances described in Section 8.1, pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, (i) this Agreement shall forthwith become void and (ii) there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (x) Article IX, and this Section 8.3 shall survive the termination of this Agreement, and (y) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement.

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8.4 Effect of Termination after the First Closing. This Agreement may only be terminated after the First Closing in the circumstances described in Section 8.2, pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.2 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.2, (i) this Agreement shall forthwith become void and (ii) there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (x) Article IX, and this Section 8.4 shall survive the termination of this Agreement, and (y) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement. Except as set forth in Section 8.3, if this Agreement is terminated for any other reason after the First Closing, or if after the First Closing, the Transactions contemplated in connection with the Second Closing are not consummated in full by the Second Company Date for any other reason other than a proper termination under Section 8.3, by Purchaser, the Company shall promptly make the Special Distribution as contemplated in Section 2.2(b) within five (5) days after the Second Company Date. In addition, if this Agreement is terminated after the First Closing Date for any reason other than a breach of failure of a closing condition by the Company, the amounts deposited to the Current Bank Account under Section 2.1(b) shall not be subject to return or refund.

ARTICLE IX

MISCELLANEOUS

9.1 Fees and Expenses. Except as provided otherwise in this Agreement, if this Agreement is properly terminated prior to the First Closing, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses.

9.2 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser, to	Reddington Partners LLC c/o PacificWave Partners 7950 West Sunset Blvd. - Suite 629 Los Angeles, CA 90046 Attn: Henrik Rouf hrouf@pacificwavepartners.com

If to the Company, to:	EKIMAS Corporation 95 Washington Street, #154 Canton, MA 02021 Attn: CEO

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9.3 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

9.4 Third Parties. The Principal Stockholders are express and intended third-party beneficiaries of the provisions of this Agreement and shall be entitled to independently enforce the terms hereof as if they were each a Party to this Agreement. Except for the Principal Stockholders or as otherwise expressly provided herein, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the Transactions shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

9.4 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or Federal court located in Delaware (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the Transactions, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 9.1. Nothing in this Section 9.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law. The prevailing party in any dispute arising out of or related to this Agreement shall be entitled to an award of all reasonable legal fees and costs incurred, including on appeal.

9.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

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9.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser, the Company and the Principal Stockholders.

9.9 Waiver. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

ARTICLE X

DEFINITIONS

10.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

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“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Charter” means the Operating Agreement of the Company, as amended.

“Company Counsel” means all legal counsel retained by the Company prior to the First Closing Date.

“Confidential Information” means all confidential or proprietary documents and information concerning the either Party or any of its Representatives; provided, however, that the Confidential Information shall not include any information which, (i) at the time of disclosure by the Company or its respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to the Company or its Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

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“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fraud Claim” means any claim, with respect to a party, a based on an affirmative misrepresentation with respect to the making of any of such party’s representations and warranties (in each case, as modified by the Company Disclosure Schedule) pursuant to Article III, Article IV as applicable, in each case made with the actual knowledge (as opposed to imputed or constructive knowledge) of such party that the representations and warranties made by such party were inaccurate when made, with the intention to deceive or mislead any other party and upon which such other party actually relied.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: patents, trademarks, copyrights, trade secrets, internet assets, software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

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“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the sole director of the Company prior to the First Closing or (ii) any other Party, the actual knowledge of its directors and executive officers.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the Transactions or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to the Purchaser, the consummation and effects of the Redemption; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses.

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“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement or similar organizational documents, in each case, as amended.

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Principal Stockholders” means Michael Adams, Michael Barretti, William J. O’Neill, Jr. and David Volpe.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

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“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered as of the date first written above.

The Purchaser:

REDDINGTON PARTNERS LLC

By:	/s/ Henrik Rouf
Henrik Rouf, Manager

The Company:

EKIMAS CORPORATION

By:	/s/ Micael F. Adams
Micael F. Adams, CEO

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Exhibit A

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of October 12, 2021, by and among (i) Reddington Partners LLC, a California limited liability company (“Reddington”), (ii) EKIMAS Corporation, a Delaware corporation (“ASNB”) and (iii) the undersigned stockholder (“Holder”) of ASNB. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the SPA.

Recitals

A. On or about the date hereof, Reddington, ASNB, and the other parties named therein, have entered into that certain Stock Purchase Agreement (as amended from time to time in accordance with the terms thereof, the “SPA”), pursuant to which Reddington will acquire certain newly issued shares of ASNB’s common stock (the “Transaction”), and as a result of which, among other matters, Reddington will acquire a controlling interest in ASNB.

B. The Board of Directors of ASNB has approved and declared advisable the SPA, the Ancillary Documents, the Transaction and the other transactions contemplated by any such documents (collectively, the “Transactions”).

C. As a condition to the willingness of Reddington to enter into the SPA, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by Reddington and ASNB to consummate the Transactions, Reddington, ASNB and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to Reddington regarding the manner in which Holder is bound hereunder to vote any shares of capital stock of ASNB which Holder beneficially owns, holds or otherwise has voting power (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the SPA and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

Article I

Covenant to Vote in Favor of Transactions. Holder agrees, with respect to all of the Shares:

1.1 During the Voting Period, at each meeting of the stockholders of ASNB (the “ASNB Stockholders” or any class or series thereof, and in each written consent or resolutions of any of ASNB Stockholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, (i) in favor of the issuance of the First Tranche Shares or the Second Trance Shares to Purchaser and the consummation of the Transactions, or (ii) other than as contemplated by the SPA, against any material change in (x) the present capitalization of ASNB or any amendment of ASNB’s Organizational Documents or (y) ASNB’s corporate structure or business.

1.2 Not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or his/her/its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by ASNB and Reddington in connection with the SPA and any of the Transactions.

A-1

1.3 Except as contemplated by the SPA, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of ASNB capital stock in connection with any vote or other action with respect to the Transactions.

Article II

Grant of Proxy.

2.1 Holder, with respect to all of the Shares owned by Holder (whether beneficially or of record), hereby irrevocably grants to, and appoints, Reddington and any designee of Reddington (determined in Reddington’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Holder. The proxy granted by Holder pursuant to this Section 2 is irrevocable and is granted in consideration of Reddington entering into this Agreement and the SPA and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the SPA and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Shares in accordance with Section 1 above.

Article III

Other Covenants.

3.1 No Transfers. Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without Reddington’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or ASNB’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. ASNB hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Holder agrees with, and covenants to, Reddington that Holder shall not request that ASNB register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of Reddington, and ASNB hereby agrees that it shall not effect any such Transfer.

3.2 Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of Holder, if an entity, (iii) to any Affiliate of Holder, or (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, ASNB will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, this Section 3(b).

A-2

3.3 Changes to Shares. In the event of a stock dividend or distribution, or any change in the shares of capital stock of ASNB by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify Reddington and ASNB promptly in writing of the number and type of any additional Shares acquired by Holder, if any, after the date hereof.

3.4 Compliance with SPA. Holder agrees to not during the Voting Period take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. Holder further agrees that it shall use its commercially reasonable efforts to cooperate with Reddington to effect the provisions of this Agreement and the transactions contemplated by any of the foregoing. During the Voting Period, Holder shall not authorize or permit any of its Representatives to, directly or indirectly, take any action that ASNB is prohibited from taking pursuant the SPA (unless Reddington shall have consented thereto).

3.5 Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of ASNB and Reddington. Holder hereby authorizes ASNB and Reddington to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the SPA and any other Ancillary Documents.

Article IV

Representations and Warranties of Holder. Holder hereby represents and warrants to Reddington and ASNB as follows:

4.1 Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that Reddington is entering into the SPA in reliance upon the execution and delivery of this Agreement by Holder.

4.2 Ownership of Shares. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or ASNB’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder pursuant to arrangements made by Holder. Except for the Shares and other securities of ASNB set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of ASNB, (ii) securities of ASNB having the right to vote on any matters on which the holders of equity securities of ASNB may vote or which are convertible into or exchangeable for, at any time, equity securities of ASNB or (iii) options, warrants or other rights to acquire from ASNB any equity securities or securities convertible into or exchangeable for equity securities of ASNB.

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4.3 No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

4.4 No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

Article V

Miscellaneous.

5.1 Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of Reddington, ASNB or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of Reddington, ASNB and Holder, (ii) the Second Closing Date (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Second Closing Date), (iii) at the election of Holder if the Escrow Funds have not been deposited with the Escrow Agent by the close of business on October 22, 2021and (iv) the date of termination of the SPA in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5(a) shall survive the termination of this Agreement.

5.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of any party hereto are personal and may not be assigned, transferred or delegated by any party at any time without the prior written consent of Reddington, ASNB and Holder, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

5.3 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

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5.4 Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(g). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

5.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

5.6 Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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5.7 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser, to	Reddington Partners LLC c/o PacificWave Partners 7950 West Sunset Blvd. - Suite 629 Los Angeles, CA 90046 Attn: Henrik Rouf hrouf@pacificwavepartners.com

If to the Company, to:	EKIMAS Corporation 95 Washington Street, #154 Canton, MA 02021 Attn: CEO

If to Holder, to:	the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of ASNB and Reddington (and each of their copies for notices hereunder).

5.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Reddington, ASNB and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.9 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5.10 Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and ASNB and Reddington will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, ASNB and Reddington shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

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5.11 Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

5.12 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, ASNB and Reddington, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company shareholders entering into voting agreements with ASNB or Reddington. Holder is not affiliated with any other holder of securities of ASNB entering into a voting agreement with ASNB or Reddington in connection with the SPA and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in ASNB or Reddington any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

5.13 Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

5.14 Entire Agreement. This Agreement (together with the SPA to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the SPA or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Reddington or any of the obligations of Holder under any other agreement between Holder and Reddington or any certificate or instrument executed by Holder in favor of Reddington, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Reddington or any of the obligations of Holder under this Agreement.

5.15 Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

REDDINGTON PARTNERS LLC

By:
Henrik Rouf, Manager

EKIMAS CORPORATION

By:
Name:
Title:

Holder:

[____________________________]

By:
Name:
Title:

Number of Shares:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

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Exhibit B

OFFERING DEPOSIT ACCOUNT AGENCY AGREEMENT

This Offering Deposit Account Agency Agreement (this “Agreement”) is entered into as of October 1, 2021, by and between EKIMAS Corporation, a Delaware corporation, with its principal office located at 95 Washington St, Suite 154, Canton, MA 02021 (“Company”), Reddington Partners LLC, a California limited liability company, with its principal office located at 7950 West Sunset Blvd 629, Los Angeles, CA 90046 (“Purchaser”), Michael Adams, as representative of the Principal Stockholders under the Stock Purchase Agreement referred to below (“Adams”) and Sutter Securities Inc., a Delaware limited liability company and FINRA registered Broker/Dealer, with its principal office located at 6 Venture, Suite 395, Irvine, CA 92618 (“Deposit Account Agent”). Company, Purchaser and Deposit Account Agent shall collectively be referred to as “Parties.”

RECITALS

This Agreement is entered into in reference to the following facts:

(a) Upon the terms and subject to the conditions set forth in the stock purchase agreement, dated September 30, 2021 by and among the Company and Purchaser (the “Stock Purchase Agreement”), and in reliance on the representations and warranties of the Company and Purchaser contained herein, the Purchaser wishes to purchase the Securities (as defined below) from the Company and the Company wishes to sell the Securities to the Purchaser shares of Company’s common stock (the “Securities”) for total consideration of $400,000.00 in cash, of which $205,100 (“Proceeds”) will be deposited to the Deposit Account.

(b) The Company is offering the Securities in a private party transaction described in the Stock Purchase Agreement (the “Offering”) to the Purchaser pursuant to Regulation D, promulgated under Securities Act of 1933, as amended (the “33 Act”), and represents that such offering is compliant with all applicable securities laws, including, without limitation, the 33 Act, and any other governing acts, rules, regulations or amendments promulgated by the Securities and Exchange Commission (“SEC”).

(c) The Company and Purchaser desire that the Deposit Account Agent act as agent for transmission or maintenance of Proceeds received from the Purchaser until the Offering has Closed (as defined below) or otherwise terminated.

(d) The Deposit Account Agent is willing to act in such capacity, subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties hereto hereby agree as follows.

ARTICLE 1 - PROCEEDS

1.1 Appointment; Account.

(a) The Company and Purchaser hereby appoints the Deposit Account Agent to act as deposit holder for the Proceeds under the terms of this Agreement. The Deposit Account Agent hereby accepts such appointment, subject to the terms, conditions, and limitations hereof.

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(b) Immediately following the Deposit Account Agent’s execution of this Agreement and prior to the date of the commencement of the Offering, the Parties shall establish an account record designated by the Deposit Account Agent (the “Offering Deposit Account”) for the purpose of receiving and holding Purchaser’s Proceeds. Purchaser will be instructed to wire funds or make checks payable directly to Deposit Account Agent in accordance with the instructions in Schedule A. All Parties agree to maintain the Offering Deposit Account and act with respect to the Offering Deposit Account and Proceeds in a manner that is compliant with SEC Rules SEC Rules 10b-9, 15c3-3, and 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended (including SEC and FINRA interpretations of such Rules), and all other applicable laws, rules, and regulations.

1.2 Deposits Held.

(a) The Company shall direct Purchaser to deliver the Proceeds to the Deposit Account Agent as their purchase for the Offering are accepted. The Deposit Account Agent shall deposit and hold all Proceeds in the Offering Deposit Account at all times until such funds are disbursed therefrom in accordance with the terms hereof. As and when such Proceeds are delivered to the Deposit Account Agent, the Company will also deliver to the Deposit Account Agent copies of the executed Stock Purchase Agreement. Promptly after its receipt thereof, the Deposit Account Agent shall notify the Company that the Deposit Account Agent has received the Proceeds.

(b) Proceeds in the form of ACH or wire transfer are deemed deposited into the Offering Deposit Account when delivered to the Deposit Account Agent. Any Proceeds deposited in the form of a check, draft or similar instrument are deemed deposited when the collectability thereof has been confirmed (hereinafter “Cleared Funds”). All such checks and similar instruments shall be made payable to “Sutter Securities.” Any checks or other instruments that are not made so payable shall be returned by the Deposit Account Agent to the party submitting the check or other similar instrument. Any check returned unpaid to the Deposit Account Agent shall be returned to the party that submitted the check and the Deposit Account Agent shall promptly notify the Company of such return.

(c) The Proceeds shall be disbursed by the Deposit Account Agent from the Offering Deposit Account by wire transfer of funds or by check payable to the Company at the address set forth herein, except for disbursements of Proceeds payable to itself under the terms hereof.

1.3 Investment. The Offering Deposit Account shall be a demand deposit account, and no interest shall accrue on the Proceeds deposited therein. The Deposit Account Agent shall not be obligated to earn any earnings or interest on the Proceeds.

ARTICLE 2 – DISBURSEMENT PROCEDURES

2.1 Disbursement of Proceeds. The Deposit Account Agent shall hold and disburse the Proceeds in accordance with the following procedures:

(a) Closings. If, prior to the Termination Date and subsequent to the First Closing, the Deposit Account Agent has received sufficient Proceeds and receives a written instruction from the Company, the Purchaser and Adams confirming the Second Closing under the Stock Purchase Agreement (the “Second Closing”), the Deposit Account Agent shall, pursuant to such written instruction, pay such Cleared Funds promptly (noon the following business day) upon receipt of such written instructions to the Persons and in the amounts specified in such written instructions. If the Deposit Account Agent does not receive a written instruction regarding the disbursement of any Cleared Funds remaining in the Deposit Account fifteen (15) business days after the Termination Date, then the Deposit Account Agent will initiate a return payment to return any Cleared Funds to the Purchaser according to the amount received and cleared from the Purchaser.

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(b) Default Provision. If Purchaser fails to make the payments into the Deposit Account as required under this Agreement, Company shall have the right at its sole discretion to unwind the transaction. If the Securities purchased fails to be delivered in certificate form in the name of the Purchaser and mailed via courier to Purchaser’s mailing address, on or before 30 days after the Second Closing, either Purchaser or Company shall have the right at its sole discretion to unwind the transaction. Under such default, the Purchaser shall still be entitled to a refund of Proceeds held in the Deposit Account under this Agreement and Purchaser shall execute transfer instructions and a stock power as required by Company’s transfer agent to reinstate the title of the Securities in Company’s name.

(c) Return of Funds Undeliverable. If any amount of Proceeds is returned to Deposit Account Agent as undeliverable following the operation of clauses (a)-(b) of this Section 2.1, Deposit Account Agent, in addition to its other rights herein, may maintain and manage such Proceeds for such period of time as it determines may be necessary or appropriate, including in accordance with applicable state escheatment and unclaimed property laws, as determined by Deposit Account Agent in its reasonable discretion and may take any other action permitted by this Agreement.

(d) Fees and Costs. The Company and Buyer agrees to pay all fees and costs associated with the Agreement, including monthly and transactional fees (which shall include incoming and outgoing return payment fees) as set forth on Schedule B. All disbursements of Proceeds in Section 2.1(a) after the applicable sale date (to the Company) shall be subject to the fees, costs, expenses and other amounts due to Deposit Account Agent owed by the Company and any other indemnified party (as defined below) hereunder.

ARTICLE 3 - GENERAL TRANSMISSION AND MAINTENANCE OF PAYMENTS PROCEDURES

3.1 Accounts and Records. The Deposit Account Agent shall keep accurate books and records of all transactions hereunder. The Parties shall each have reasonable access to one another’s books and records concerning the Offering and the Proceeds.

3.2 Duties. The Deposit Account Agent’s duties hereunder shall be determined solely by the express provisions of this Agreement. The Deposit Account Agent’s duties are purely contractual in nature. Nothing in this Agreement shall be construed to give rise to any fiduciary obligations of the Deposit Account Agent with respect to the Purchaser or to the other Parties to this Agreement. Except for a possible reference to the definitions of certain words or terms defined in the Offering Memorandum, but not defined herein, the Deposit Account Agent is not charged with any duties with respect to the Offering Memorandum and shall not otherwise be concerned with the terms thereof. The Deposit Account Agent shall not be required to notify or obtain the consent, approval, authorization, or order of court or governmental body to perform its obligations under this Agreement, except as expressly provided herein.

3.3 Disputes.

(a) If there is any disagreement or the presentation of any adverse claim or demand in connection with the disbursement of the Proceeds, the Deposit Account Agent may, at its option, after providing written notice to the Company or Purchaser of such disagreement or adverse claim or demand, refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing, the Deposit Account Agent shall not become liable to the undersigned or to any other person, due to its failure to comply with such adverse claim or demand. If the Company does not provide satisfactory assurances to the Deposit Account Agent that it may act in accordance with the other provisions of this Agreement, then the Deposit Account Agent shall be entitled to continue, without liability, to refrain and refuse to act until:

(i) authorized to disburse the Proceeds by an order from a court purporting to have jurisdiction of the Parties and the Proceeds, after which time the Deposit Account Agent shall be entitled to act in conformity with such order; or

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(ii) the Deposit Account Agent (i) shall have been notified that all differences shall have been adjusted by agreement, and (ii) shall have been directed in writing to take certain actions with respect to the Proceeds subject to the adverse claim or demand, signed jointly or in counterpart by the Company or Purchaser and by all persons making adverse claims or demands, at which time the Deposit Account Agent shall be protected in acting in compliance therewith.

(b) At any time prior to the Deposit Account Agent’s receipt of a court order or a notice, as provided in clauses (i) or (ii) of this Section 3.3(a), the Deposit Account Agent may, but is not required to, file a suit in interpleader and obtain an order from the court requiring the Parties to interplead and litigate in such court adverse claims or demands raised pursuant to this Section 3.3. If such interpleader suit is brought, the Deposit Account Agent shall ipso facto be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it in relation to the disputed amount. The Company and Purchaser agree to reimburse the Deposit Account Agent for all costs, expenses, and reasonable attorney’s fees expended or incurred by the Deposit Account Agent in connection with such adverse claim or demand, the amount thereof to be fixed and judgment thereof to be rendered by the court in such lawsuit.

3.4 Liability Limited.

(a) Deposit Account Agent shall have no duties or responsibilities other than the ministerial duties as expressly set forth herein and no other duties and obligations shall be implied (fiduciary or otherwise). Deposit Account Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. Deposit Account Agent shall be under no liability to the other Parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Deposit Account Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Deposit Account Agent pursuant to wiring or transfer instructions provided to the Deposit Account Agent by the Company, Purchaser or set forth in any subscription agreement. Except for instructions given to Deposit Account Agent pursuant to a joint written instruction, Deposit Account Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof. In the event of any conflict between the terms and provisions of this Agreement and any other agreement, the terms and conditions of this Agreement shall control subject to Section 4.17 hereof.

(b) Deposit Account Agent shall not be liable to the Company, Purchaser or to anyone else for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Deposit Account Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company or Purchaser. In no event shall Deposit Account Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including lost profits), even if Deposit Account Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The officers, directors, members, partners, trustees, employees, agents, attorneys or other representatives and Affiliates of Deposit Account Agent owe no duty or obligation to any party hereunder and shall have no liability to any person by reason of any error of judgment, for any act done or not done, for any mistake of fact or law, or otherwise. Deposit Account Agent may rely conclusively, and shall be protected in acting, upon any order, notice, instruction (including a joint written instruction (such as a wire transfer instruction)), request, demand, certificate, opinion or advice of counsel (including counsel chosen by Deposit Account Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity (including the authority of the person signing or presenting the same) and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by Deposit Account Agent to be genuine and to be signed or presented by the proper person or persons. Deposit Account Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a written amendment in accordance with Section 4.11 hereto.

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(c) Deposit Account Agent shall not be obligated to take any legal or other action or commence any proceeding in connection with the Proceeds, any account in which Proceeds are deposited, this Agreement or any other agreement, or to appear in, prosecute or defend any such legal action or proceeding (whether or not it shall have been furnished with acceptable indemnification and advancement). Deposit Account Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute or question involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Company and Purchaser shall promptly pay, upon demand, the reasonable fees, costs and expenses of any such counsel.

(d) Deposit Account Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall Deposit Account Agent be responsible or liable to the other Parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. Deposit Account Agent shall have no responsibility with respect to the use or application of any Proceeds paid by Deposit Account Agent pursuant to the provisions hereof. Deposit Account Agent shall have no duty to solicit any payment which may be due to be paid in Proceeds or to confirm or verify the accuracy or correctness of any amounts delivered in accordance with this Agreement or the calculation of the Minimum Amount or the Maximum Amount in respect to the Proceeds. Deposit Account Agent shall not be liable to the Company, Purchaser or to anyone else for any loss, which may be incurred by reason of any investment of any monies, which it holds hereunder.

(e) Deposit Account Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by Deposit Account Agent does not exist or has not occurred, without incurring liability to the other Parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith, in reliance upon such assumption.

(f) Deposit Account Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Proceeds, without determination by Deposit Account Agent of such court’s jurisdiction in the matter. If any portion of the Proceeds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Deposit Account Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Deposit Account Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the Parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

3.5 Reliance on Documents, Etc. The Deposit Account Agent may rely on and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing or pursuant to any provisions of this Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper, or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper Party or Parties. The Company and Purchaser shall not include the Deposit Account Agent’s name in any document unless such document has been approved in writing by the Deposit Account Agent, except with regard to those documents pertaining to and referring to the Deposit Account Agent’s functions as Proceeds holder pursuant to this Agreement.

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3.6 Indemnification. From and at all times after the date of this Agreement, the Company and Purchaser shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Deposit Account Agent and each of its directors, officers, members, partners, trustees, employees, attorneys, agents and affiliates (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs, penalties, settlements, judgments and expenses of any kind or nature whatsoever (including costs and expenses and reasonable attorneys’ fees) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of, in connection with, or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including the Company and Purchaser, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person (whether it is an Indemnified Party or not) under any statute or regulation, including any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein or relating hereto (including tax reporting or withholding or the enforcement of any rights or remedies under or in connection with this Agreement), whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation (without derogation of any other indemnity afforded to Deposit Account Agent); provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees, costs and expenses of such counsel shall be paid, upon demand, by the Company and Purchaser.

3.7 Compensation. The Company and Purchaser shall compensate Deposit Account Agent for its services hereunder pursuant to Schedule B. Deposit Account Agent is expressly authorized and directed, but shall not be obligated, to, and may, charge against and disburse to itself (to the extent Rules 15c2-4 under the Securities Exchange Act of 1934, as amended, permits) from the Proceeds that are payable to the Company pursuant hereto after the applicable Sale Date(s), from time to time, the amount of any compensation and reimbursement which are due and payable hereunder, including any amount to which Deposit Account Agent or any other Indemnified Party is entitled to seek indemnification pursuant to Section 3.6 hereof, or any other amount owing to Deposit Account Agent hereunder. Deposit Account Agent shall notify the Company and Purchaser of any disbursement from the Proceeds to itself or any other Indemnified Party in respect of any reimbursement hereunder and shall furnish to the Company and Purchaser copies of all related invoices and other statements through electronically submitting such notice pursuant to Section 4.2. Subject to Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, the Company and Purchaser hereby grants to Deposit Account Agent and the other Indemnified Parties a security interest in and lien upon the Proceeds (a) for the payment of any fees, costs, expenses and other amounts due to Deposit Account Agent or any other Indemnified Party hereunder and (b) to secure any and all obligations of the Company and Purchaser in this Agreement with the right to offset any amount due any of them under this Agreement against the Proceeds; provided, however, that such lien shall attach only after the Sale Date for the applicable Proceeds. If for any reason funds in the Proceeds are insufficient to cover such amount, the Company and Purchaser shall pay, upon demand, such amounts to Deposit Account Agent or any other Indemnified Party upon receipt of copies of related invoices and other statements.

3.8 Filings and Resolution. Concurrently with their execution and delivery of this Agreement, the Company and Purchaser shall each deliver to the Deposit Account Agent (a) a copy of its articles of incorporation, certificate of incorporation or similar formation document, (b) corporate resolutions, signed by its corporate secretary, authorizing it to enter this Agreement, and (c) a Certificate of Authority in the form acceptable to the Deposit Account Agent.

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3.9 Customer Information. Concurrently with its execution and delivery of this Agreement, the Company and Purchaser shall deliver to the Deposit Account Agent such identification as required by law and such authorization documents, all as the Deposit Account Agent may require. Without limiting the generality the foregoing, the Company and Purchaser shall deliver to the Deposit Account Agent (a) a copy of its organizational documents (e.g., articles of incorporation, operating agreement, etc.), (b) corporate/partnership resolutions, signed by its an appropriate signatory, authorizing it to enter this Agreement, and (c) a completed Certificate of Authority in the form approved by the Deposit Account Agent, reflecting the names and titles of the persons authorized to sign and deliver any document specified herein on behalf of any party hereto and an original handwritten exemplar of such persons signature.

3.10 Identification Number. The Company and Purchaser represents and warrants that (a) its Federal tax identification number (“TIN”) specified on the signature page of this Agreement underneath its signature is correct and is to be used for 1099 tax reporting purposes, and (b) it is not subject to backup withholding. The Company and Purchaser agree to provide the Deposit Account Agent with the tax identification number for any person or entity to whom interest is paid on any of the Proceeds.

3.11 Term. The term of this Agreement shall commence as of the date and the year first above written and shall end on the date (the “Termination Date”) which is either (a) the Company’s notification to the Deposit Account Agent of the termination of the Offering pursuant to Section 2.1(b) of this Agreement, or (b) the final Closing date; provided, however, that the Deposit Account Agent shall perform all necessary actions pursuant to Sections 2.1(a), (b), or (c) hereof in connection with the Proceeds then being held by the Deposit Account Agent, or (c) the date upon which the Deposit Account Agent confirms that it has received in the Offering Deposit Account in an amount equal to the Proceeds and has received a written instruction confirming the Closing.

During the Term, the Parties agree that (a) the Proceeds will be held in an account for the exclusive benefit of the Purchaser (as defined under Rule 15c3-3 of the Securities Exchange Act of 1934) until such time the applicable Securities are considered sold as defined by SEC Rules and the Offering documents (the “Sale Date”) and (b) the Company is not entitled to any funds received and no amounts deposited in the Offering Deposit Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity.

3.12 Termination of Agreement; Resignation of Agent. Upon the first to occur of (a) the disbursement of the Proceeds in accordance with this Agreement, (b) the resignation of Deposit Account Agent, (c) termination of the Offering either pursuant to Section 2.1(b) or pursuant to a written instruction, Deposit Account Agent shall be released from its obligations hereunder and Deposit Account Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Proceeds and the Offering Deposit Account shall be closed. In the event of the termination of the Agreement, the Deposit Account Agent shall return all Proceeds to the Purchaser promptly (noon the following business day) upon notice of such termination. The obligations of the Company and Purchaser will continue to exist notwithstanding the termination or discharge of Deposit Account Agent’s obligations or liabilities hereunder until the obligations of the Company and Purchaser have been fully performed.

Deposit Account Agent may resign at any time and be discharged from its duties as Deposit Account Agent hereunder by giving the Company and Purchaser at least thirty (30) days’ notice thereof, which may be submitted via email. Upon any such notice of resignation, the Company and Purchaser shall jointly issue to Deposit Account Agent a written instruction authorizing redelivery of the Proceeds to a depository that has been retained as successor to Deposit Account Agent hereunder prior to the effective date of such resignation. As soon as practicable after its resignation, Deposit Account Agent shall turn over to such successor deposit account agent or escrow agent all monies and property held hereunder upon presentation of the document appointing the new deposit account agent or escrow agent and such deposit account agent or escrow agent’s acceptance thereof, and after deduction and payment (to the extent Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, permits) to the retiring Deposit Account Agent after the Sale Date with respect to such Proceeds of all fees, costs and expenses (including court costs and expenses and attorneys’ fees) or any other amount payable to, incurred by, or expected to be incurred by the retiring Deposit Account Agent in connection with the performance of its duties and the exercise of its rights hereunder. In the event no successor deposit account agent or escrow agent has been appointed by the Company and Purchaser on or prior to the date Deposit Account Agent’s resignation is to become effective, Deposit Account Agent shall be entitled to tender into the custody of any court of competent jurisdiction all assets then held by it hereunder. Deposit Account Agent shall have no responsibility for the appointment of a successor deposit account agent or escrow agent hereunder.

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After Deposit Account Agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deposit Account Agent under this Agreement. Any corporation or other entity into which Deposit Account Agent may be merged or converted or with which it may be merged or consolidated, or any other entity to which all or a majority of all of Deposit Account Agent’s business may be transferred by sale of assets or otherwise, shall be Deposit Account Agent under this Agreement without further act or consent of any party hereto.

ARTICLE 4 - GENERAL PROVISIONS

4.1 Representations and Warranties. Each of the Company and Purchaser severally covenants and makes the following representations and warranties to Deposit Account Agent:

(a) It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b) This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms;

(c) The execution, delivery, and performance of this Agreement is in accordance with the agreements related to the Offering and will not violate, conflict with, or cause a default under its articles of incorporation, bylaws, management agreement or other organizational document, as applicable, any applicable law, rule or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including the agreements related to the Offering, to which it is a party or any of its property is subject;

(d) All information herein is true and accurate and the Deposit Account Agent may rely solely on information in this Agreement and any amendments to this Agreement. The Deposit Account Agent shall have no responsibility or obligation to interpret the terms of any document related to the Offering, other than the terms of this Agreement, even if the Deposit Account Agent has received a copy of any such document.

(e) Deposit Account Agent is appointed to act as agent only for the limited purposes set forth in this Agreement; no representation, statement, communication or other suggestion shall be made that Deposit Account Agent has investigated the desirability or advisability of investment in the Securities or has approved, endorsed or passed upon the merits of purchasing the Securities; and the name of Deposit Account Agent has not and shall not be used in any manner in connection with the offering of the Securities other than to state that Deposit Account Agent has agreed to serve as deposit account agent for the limited purposes set forth in this Agreement;

(f) No party other than the Parties hereto has, or shall have, any lien, claim or security interest in the Proceeds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Proceeds or any part thereof;

(g) It possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its respective businesses, and it has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit;

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(h) It is in compliance with all applicable federal, state, and local laws and regulations, including, but not limited to Securities laws, including but not limited to disclosure requirements and rules, regulations and guidance related to contingency offerings; and that Company and Purchaser are in compliance with all anti-money laundering and know-your-customer laws, including the Bank Secrecy Act, the USA PATRIOT Act, and all regulations promulgated thereunder, and economic sanctions implemented by the Office of Foreign Assets Control;

(i) It is not a target of any governmental investigation or enforcement action or order; and

(j) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of Proceeds.

4.2 Notice. Any notice, request, demand or other communication provided for hereunder to be given shall be in writing and shall be delivered personally, by certified mail, return receipt requested, postage prepaid, or by transmission by a telecommunications device, and shall be effective (a) on the day when personally served, including delivery by overnight mail and courier service, (b) on the third business day after its deposit in the United States mail, and (c) on the business day of confirmed transmission by telecommunications device. The addresses of the Parties hereto (until notice of a change thereof is served as provided in this Section 4.2 shall be as follows: To the Deposit Account Agent:

If to the Company:

EKIMAS Corporation
Attn: CEO
95 Washington St, Suite 154
Canton, MA 02021
Phone: 978-657-0075
Email: info@ekimas.com

If to the Purchaser:

Reddington Partners LLC
Attn: Henrik Rouf
7950 West Sunset Blvd 629
Los Angeles, CA 90046
Phone: 310-666-0750
Email: hrouf@pacificwavepartners.com

With a copy to:

Shumaker Mallory LLP
Attn: Bennett J. Yankowitz
468 N. Camden Dr., Suite 350
Beverly Hills, CA 90210
Phone: 424-256-8560
Email: yankowitz@smcounsel.com

If to Deposit Account Agent:

Sutter Securities Inc.
Attn: Keith Moore
6 Venture, Suite 395
Irvine, CA 92618
Phone: 310-504-3706
Email: keith.moore@sutterus.com

If to Adams:
12 Raven Way
Norway, ME 04268
Phone: 978-604-6547
Email: m.f.adams505@gmail.com

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4.3 Arbitration.

(a) All disputes between the Parties relating to the payment of the Proceeds and/or the Deposit Account Agent’s rights, obligations, and liabilities arising from or related to this Agreement shall be resolved by mandatory binding expedited arbitration under the JAMS Comprehensive Arbitration Rules & Procedures in effect as of the date the request for arbitration is filed (the “Rules”) before a single neutral arbitrator selected in accordance with the Rules. Each of the Parties may initiate such arbitration pursuant to the Rules. The arbitration shall be held in Los Angeles, California (such site being herein referred to as the “Forum”). The arbitrator shall issue a written opinion that includes the factual and legal basis for any decision and award, unless the Parties agree otherwise.

(b) Any court having jurisdiction of the Parties and the subject matter may enforce such a decision. Each of the Parties hereto submits to the non-exclusive personal jurisdiction of the courts of the Forum as an appropriate place for compelling arbitration or giving legal confirmation of any arbitration award, and irrevocably waives any objection which it may now or hereafter have to the venue of any such enforcement proceeding brought in any of said courts and any claim of inconvenient forum. Each of the Parties agrees that service of process for all arbitration proceedings may be made in accordance with the Rules and shall be deemed effective as provided therein.

(c) Any claim or action of any kind (including, but not limited to, any claims for breach of contract), against the Deposit Account Agent arising out of or connected with this Agreement shall be barred and waived unless asserted by the commencement of an arbitration proceeding within 180 days after the accrual of the action or claim. This limitation shall also apply to claims which might otherwise be asserted against as a “set-off,” credit, cross-complaint, or defense. This section and the forgoing limitation shall survive termination of this Agreement.

4.4 Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties hereto.

4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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4.6 Counterparts and Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability, of binding effect of this Agreement.

The intentional action in electronically signing this Agreement shall be evidence of consent to be legally bound by this Agreement, including any schedules hereto and notices. The use of an electronic version of this Agreement and any notices fully satisfies any requirement that they be provided to the Parties in writing. Each party is solely responsible for reviewing and understanding all of the terms and conditions of this Agreement. Each party accepts as reasonable and proper notice, for the purpose of any and all laws, rules and regulations, notice by electronic means, including, the posting of modifications to this Agreement and any schedule hereto. Each party agrees to not contest the admissibility or enforceability of the electronically signed copy of this Agreement in any proceeding arising out of the terms and conditions of this Agreement.

4.7 USA Patriot Act Notice. The Deposit Account Agent notifies the Company and Purchaser that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Patriot Act”) the Deposit Account Agent is required to obtain, verify and record information that identifies the other Parties to this Agreement, which information includes the name and address of those Parties and other information that will allow the Deposit Account Agent to identify them in accordance with the Patriot Act. In particular:

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account.

WHAT THIS MEANS FOR YOU: when you open an account, we will ask the name and address of the entity and other information that will allow us to identify the business or organization. We may also ask to see identifying documents.

4.8 No Third-Party Beneficiaries. None of the Parties intends that any rights, duties or restrictions contained herein shall inure to the benefit of any third party.

4.9 Final Agreement. This Agreement is intended by the Parties to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Parties hereto by a duly authorized officer thereof.

4.10 Security Procedures. Deposit Account Agent may rely solely upon any account numbers or similar identifying numbers provided by the Company and Purchaser, as appropriate, to identify (a) a beneficiary, (b) a beneficiary’s bank, or (c) an intermediary bank. Deposit Account Agent may apply any of the Proceeds for any payment order it executes using any such identifying number, even where its use may result in a person other than a beneficiary being paid, or the transfer of funds to a bank other than a beneficiary’s bank or an intermediary bank designated.

4.11 Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing executed by the Parties hereto; provided, however, that the Deposit Account Agent’s signature (agreement) is not required in respect to any change to, waiver of, discharge or termination of any section to which it is not subject. No delay or omission by any party hereto in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

4.12 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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4.13 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto relating to the holding, investment and disbursement of Proceeds and sets forth in their entirety the obligations and duties of Deposit Account Agent with respect to the Proceeds.

4.14 Currency. The currency applicable to any amount payable or receivable under this Agreement is United States dollars.

4.15 Force Majeure. Notwithstanding anything to the contrary hereunder, Deposit Account Agent shall not be liable for any delay, failure to perform, or other act or non-act resulting from acts beyond its reasonable control, including acts of God, terrorism, shortage of supply, labor difficulties (including strikes), war, civil unrest, fire, floods, electrical outages, equipment or transmission failures, internet interruption, vendor failures (including information technology providers), and other similar causes.

4.17 No Strict Construction. The Parties hereto have participated jointly in the negotiation and draft of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it were drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any provision of this Agreement.

4.18 Priority. In the event of any conflict between the provisions of any schedule attached hereto and the remainder of this Agreement, this Agreement shall be construed in a manner prescribed by Deposit Account Agent acting in good faith.

4.19 Headings. The headings in this Agreement are for convenience purposes and shall be ignored for purposes of enforcing this Agreement, do not constitute a part of this Agreement, and may not be used by any party hereto to characterize, interpret, limit or affect otherwise any provision of this Agreement.

4.20. Defined Terms. Capitalized terms not otherwise defined in this Agreement have the meanings set forth in the Stock Purchase Agreement.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed delivered by and through its duly authorized representative as of the date and the year first above written.

COMPANY:		PURCHASER:

EKIMAS CORPORATION		REDDINGTON PARTNERS LLC

By:		By:
5.16	Name: Michael F. Adams	5.18	Name: Henrik Rouf
5.17	Title: CEO	5.19	Title: Sole Member

DEPOSIT ACCOUNT AGENT:		PRINCIPAL STOCKHOLDERS’ REPRESENTATIVE

SUTTER SECURITIES INC.

By:
5.20	Name: Keith Moore	Name:	Michael Adams
Title: CEO

[Signature Page to the Offering Deposit Account Agency Agreement]

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SCHEDULE A

Funding Instructions

Wire Instructions to Purchaser

Purchaser shall be instructed to wire funds to the Offering Deposit Account held at Pacific Mercantile Bank in connection with the Offering as follows:

** Federal securities rules require that the exact investment amount is received in the Deposit Account for your investment to be complete. If the amount that arrives in the Deposit Account is less than the investment amount, this could result in the cancellation of the investment and return of funds less wire fees. **

ABA Routing #:	122242869
SWIFT Code:	PMERUS66
Bank Name:	Pacific Mercantile Bank
Bank Address:	949 South Coast Dr.
Costa Mesa, CA 92626

Beneficiary Account Name:	Sutter Securities
Beneficiary Account #:	[To be provided]
Beneficiary Address:	6 Venture, Suite 395
Irvine, CA 92618
REF:	EKIMAS stock purchase

SCHEDULE B

Fee Schedule

Service	Fee
Cash Management Fee	$5,100.00

2